UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   September 26, 2006 (September 25, 2006)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On September 26, 2006, Bob Evans Farms, Inc. (the “Company”) issued a news release announcing with great sadness the passing of its Chairman and longtime director, Mr. Robert E.H. Rabold. Mr. Rabold, age 67, died of natural causes on September 25, 2006. Mr. Rabold served on the Company’s Audit and Nominating and Corporate Governance Committees and as Chair of the Compensation Committee. The Company’s board of directors will be meeting as soon as possible in a special session to appoint Mr. Rabold’s successor as Chairman. A copy of the news release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
     See Item 5.02 above.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired – Not Applicable
     (b) Pro Forma Financial Information – Not applicable
     (c) Shell Company Transactions – Not Applicable
     (d) Exhibits:
     The following exhibit is included pursuant to Item 8.01. Other Events of Form 8-K:

Exhibit No.	Description

99	News Release issued by Bob Evans Farms, Inc. on September 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: September 26, 2006	By:	/s/ Donald J. Radkoski

Donald J. Radkoski Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 26, 2006

Exhibit No.	Description

99	News Release issued by Bob Evans Farms, Inc. on September 26, 2006